AllianceBernstein L.P.
                           1345 Avenue of the Americas
                               New York, NY 10105

                      INITIAL CAPITAL REPRESENTATION LETTER

                                                                    May 17, 2006

AllianceBernstein Corporate Shares
1345 Avenue of the Americas
New York, NY 10105

Dear Sirs:

      It is our understanding that AllianceBernstein Corporate Shares (the "Trust") proposes to sell shares of beneficial interest (the "Shares") of its series company, AllianceBernstein Corporate Income Shares (the "Fund") pursuant to a registration statement on From N-1A filed with the Securities and Exchange Commission. In order to provide the Trust with a net worth of at least $100,000 as required by Section 14 of the Investment Company Act of 1940, as amended, we hereby offer to purchase 10,000 Shares, in each case for $10 per Share.

      We represent and warrant to the Trust that:

      (a) the Shares subscribed for are being and will be acquired for investment for our own account and not on behalf of any other person or persons and not with a view to, or for sale in connection with, any public distribution thereof;

      (b) any certificates representing the Shares subscribed for may bear a legend substantially in the following form:

            The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933 or any other federal or state securities law. These shares may not be offered for sale, sold or otherwise transferred unless registered under said securities laws or unless some exemption from registration is available;

      (c) we will not sell, assign or transfer the Shares or any interest therein except upon repurchase or redemption by the Trust unless or until the Shares have been registered under the Securities Act of 1933 (the "Securities Act") or the Trust shall have obtained an opinion of counsel indicating to the Trust's satisfaction that such sale, assignment or transfer will not violate the Securities Act or any rules or regulations adopted thereunder; and


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      (d) our representations and warrenties in this letter shall be binding upon our legal representatives, heirs, successors and assigns.

      Furthermore, we understand that:

      (i) the Shares being subscribed for have not been and will not be registered under the Securities Act or registered or qualified under the securities laws of any state;

      (ii) the Shares will be sold by the Trust in reliance on an exemption from the registration requirements of the Securities Act;

      (iii) the Trust's reliance upon an exemption from the registration requirements of the Securities Act is predicated in part on the representations and agreements contained in this letter;

      (iv) when issued, the Shares will be "restricted securities" as defined in paragraph (a)(3) of Rule 144 of the General Rules and Regulations under the Securities Act ("Rule 144") and cannot be sold or transferred by Subscriber unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available;

      (v) there do not appear to be any exemptions from the registration provisions of the Securities Act available to the Subscriber for resale of the Shares. In the future, certain exemptions may possibly become available, including an exemption for limited sales in accordance with the conditions of Rule 144; and

      (vi) a primary purpose of the information acknowledged in subparagraphs
(i) through (v) above is to put us on notice as to restrictions on the transferability of the Shares.


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                                            Very truly yours,

                                            ALLIANCE BERNSTEIN L.P.

                                            /s/ Louis T. Mangen
                                            ------------------------------------
                                            Name:  Louis T. Mangen
                                            Title: Senior Vice President